FOR IMMEDIATE RELEASE

CONTACT:           THOMAS C. ELLIOTT
CHIEF FINANCIAL OFFICER
RESOURCE AMERICA, INC.
ONE CRESCENT DRIVE, SUITE 203
PHILADELPHIA, PA 19112
215/546-5005, 215/546-4785 (fax)

RESOURCE AMERICA, INC.
REPORTS OPERATING RESULTS
FOR THE THIRD FISCAL QUARTER ENDED JUNE 30, 2010

Philadelphia, PA, August 4, 2010 - Resource America, Inc. (NASDAQ: REXI) (the "Company”) reported adjusted income from continuing operations attributable to common shareholders, a non-GAAP measure, of $555,000, or $0.03 per common share-diluted, for the third fiscal quarter ended June 30, 2010 and an adjusted loss from continuing operations attributable to common shareholders of $221,000, or $0.01 per common share-diluted, for the nine months ended June 30, 2010, as compared to an adjusted loss from continuing operations attributable to common shareholders of $126,000, or $0.01 per common share-diluted, and $14.9 million, or $0.81 per common share-diluted, for the third fiscal quarter and nine months ended June 30, 2009, respectively.  A reconciliation of the Company’s reported GAAP loss from continuing operations attributable to common shareholders to adjusted income (loss) from continuing operations attributable to common shareholders, a non-GAAP measure, is included as Schedule I to this release.

For the third fiscal quarter and nine months ended June 30, 2010, the Company reported a loss from continuing operations attributable to common shareholders of $5.3 million, or $0.28 per common share-diluted, and $5.6 million, or $0.29 per common share-diluted, respectively, as compared to a loss from continuing operations attributable to common shareholders of $126,000, or $0.01 per common share-diluted, and $14.9 million, or $0.81 per common share-diluted, for the third fiscal quarter and nine months ended June 30, 2009, respectively.

The Company’s results for the third fiscal quarter and nine months ended June 30, 2010 include a non-cash charge of $8.0 million in connection with the sale of a leasing portfolio held by the Company’s commercial finance business. The proceeds from this transaction enabled the Company’s commercial finance business to fully repay and terminate its warehouse line of credit with PNC Bank, N.A.  In addition, the results for the third fiscal quarter and nine months ended June 30, 2010 include $4.3 million and $3.0 million, respectively, in state tax benefits that were eliminated due to losses generated by the Company’s commercial finance business.

Jonathan Cohen, CEO and President commented, “During our third quarter we continued to make major strides in deleveraging the Company and focusing on our asset management businesses.  While we did incur a non-cash charge in selling the leasing portfolio, it enabled us to reduce our balance sheet borrowings by almost 70% during the quarter.  Without this non-cash charge, the Company would have returned to profitability. We were pleased to see the continued progress in our real estate and fund management businesses and through our management of Resource Capital Corp.  As we recently announced, we are focused on completing the transformation of our Company in a way that realizes the highest value for our shareholders and allows us to take advantage of the tremendous opportunities we see ahead in our core strengths.”

The Company also reported:

•
Settlement of Legacy Portfolio Asset.  On June 23, 2010, Resource Real Estate received $4.6 million in settlement of a discounted loan in connection with the sale of a property in Washington, DC by its owner and recorded a gain of $1.7 million. This was the 2nd highest valuation in the DC area in the last 2 years.

•
Resource Real Estate Opportunity REIT, Inc.  Resource Real Estate filed a $750.0 million registration statement with the Securities and Exchange Commission on July 7, 2009 for Resource Real Estate Opportunity REIT, Inc., of which Resource Real Estate is the external manager.  The registration statement became effective during June 2010.

•
Debt Reduction.  As of June 30, 2010, the Company reduced its total consolidated borrowings outstanding to $44.9 million from $191.4 million as of September 30, 2009, a decrease of $146.5 million (77%).  At June 30, 2010, borrowings include $14.6 million of corporate revolving debt, $13.9 million of senior notes, net of a discount, and $16.4 million of other debt, of which $13.5 million is in mortgage debt secured by the underlying properties.

•
Adjusted Revenues and Adjusted Operating Income (Loss) − Non-GAAP Measures.  For the third fiscal quarter and nine months ended June 30, 2010, the Company reported adjusted revenues of $25.3 million and $67.5 million, respectively, as compared to $22.3 million and $81.4 million for the third fiscal quarter and nine months ended June 30, 2009, respectively.  For the third fiscal quarter and nine months ended June 30, 2010, the Company reported adjusted operating income of $2.1 million and $2.6 million as compared to an adjusted operating loss of $407,000 and adjusted operating income of $7.0 million for the third fiscal quarter and nine months ended June 30, 2009, respectively.  Adjusted revenues and adjusted operating income (loss) include $44,000 of pre-tax fair value losses and exclude $2.6 million of pre-tax fair value gains for the third fiscal quarter and nine months ended June 30, 2010, respectively, as compared to $263,000 and $226,000 of pre-tax fair value gains for the third fiscal quarter and nine months ended June 30, 2009, respectively.  Adjusted operating income (loss) also includes $7.2 million and $7.7 million of pre-tax losses on the sale of leases and loans for the third fiscal quarter and nine months ended June 30, 2010, respectively, as compared to $71,000 and $390,000 of pre-tax gains on the sale of leases and loans for the third fiscal quarter and nine months ended June 30, 2009, respectively. A reconciliation of the Company’s total GAAP revenues and GAAP operating (loss) income to adjusted revenues and adjusted operating income (loss) is included in Schedule II to this release.

Assets Under Management

The following table details the Company’s assets under management by operating segment, which decreased by $1.7 billion (12%) from June 30, 2009 to June 30, 2010:

	At June 30,
	2010		2009
Financial fund management	$10.1	billion	$11.3	billion
Real estate	1.6	billion	1.7	billion
Commercial finance	1.0	billion	1.4	billion
	$12.7	billion	$14.4	billion

A description of how the Company calculates assets under management is set forth in Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009.

Book Value

As of June 30, 2010, the Company’s GAAP book value per common share was $7.55 per share.  Total stockholders’ equity was $138.0 million as of June 30, 2010 as compared to $131.4 million as of June 30, 2009.  Total common shares outstanding were 18,261,250 as of June 30, 2010 as compared to 17,950,360 as of June 30, 2009.

Other Highlights for the Third Fiscal Quarter Ended June 30, 2010 and Recent Developments

•
On July 27, 2010, the Company announced that its Board of Directors formed a Special Committee, consisting entirely of independent directors, to identify and evaluate strategic alternatives for the Company to enhance shareholder value.

•	In May 2010, Resource Real Estate earned a $642,000 promoted return in connection with the sale of an asset in Pittsburgh, PA owned with a joint venture partner.

•
In April 2010, Resource Real Estate purchased three loans on behalf of Resource Capital Corp, a REIT that it manages, from the U.S. Department of Housing and Urban Development for approximately $44.2 million with an existing joint venture partner. These loans are secured by multifamily rental properties located in Atlanta Georgia, Cleveland Ohio and Prince George County Maryland.  In connection with the purchase of these three loans, the Company will receive asset management and property management fees in the future.

•
As of July 2010, Resource Real Estate Opportunity Fund L.P. (“RRE Opportunity Fund”) has sold 45 of 49 units in a Kansas City, Missouri condominium, that it acquired in June 2009, generating gross sales proceeds of approximately $10.4 million. RRE Opportunity Fund’s total acquisition costs were $9.0 million.

•
Resource Real Estate Management, Inc., the Company’s property management subsidiary, increased the apartment units it manages to 13,724 units at 51 properties as of June 30, 2010 from 12,134 units at 50 properties as of June 30, 2009.

•
In May 2010, LEAF Financial Corporation, on behalf of two affiliates, completed two securitization transactions totaling $210 million, both of which were term funded by the issuance of contract-backed notes. LEAF will continue to service these securitization pools.

•
The Company reduced its borrowings to $44.9 million at June 30, 2010, a decrease of $146.5 million from September 30, 2009.  This decrease primarily reflects the repayment and termination of the commercial finance credit facility, which had a $136.5 million balance at September 30, 2009.

•
The Company’s Board of Directors authorized the payment on July 30, 2010 of a $0.03 cash dividend per share on the Company’s common stock to holders of record as of the close of business on July 19, 2010.

•	Resource Capital Corp. (NYSE:RSO), paid a cash dividend of $0.25 per common share for its second quarter ended June 30, 2010.

Resource America, Inc. is a specialized asset management company that uses industry specific expertise to evaluate, originate, service and manage investment opportunities for its own account and for outside investors in the real estate, commercial finance and financial fund management sectors.

For more information, please visit our website at www.resourceamerica.com or contact investor relations at pkamdar@resourceamerica.com.

Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties.  The Company’s actual results, performance or achievements could differ materially from those expressed or implied in this release and its other reports filed with the Securities and Exchange Commission.  For information pertaining to risks relating to these forward-looking statements, reference is made to the section “Risk Factors” contained in Item 1A of the Company’s Annual Report on Form 10-K and in other of its public filings with the Securities and Exchange Commission.  The Company undertakes no obligation to update or revise any forward-looking statements to reflect new or changing information or events except as may be required by law.

A written prospectus, relating to the securities to be offered by Resource Real Estate Opportunity REIT, Inc., may be obtained by contacting Chadwick Securities, Inc., 1845 Walnut Street, 10th Floor, Philadelphia, PA 19103.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The remainder of this release contains the Company’s unaudited consolidated balance sheets, consolidated statements of operations, consolidated statements of cash flows, reconciliation of GAAP loss from continuing operations attributable to common shareholders to adjusted income (loss) from continuing operations attributable to common shareholders and reconciliation of GAAP revenues to adjusted revenues and reconciliation of GAAP operating (loss) income to adjusted operating income (loss).

RESOURCE AMERICA, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30,	September 30,
	2010	2009
	(unaudited)
ASSETS
Cash	$9,164	$26,197
Restricted cash	1,673	2,741
Receivables	1,286	1,358
Receivables from managed entities and related parties, net	67,495	55,047
Investments in commercial finance - held for investment, net	1,125	2,429
Investments in commercial finance - held for sale, net	515	142,701
Investments in real estate, net	24,977	27,313
Investment securities available-for-sale, at fair value	18,704	19,500
Investments in unconsolidated entities	14,269	16,241
Property and equipment, net	9,890	13,435
Deferred tax assets	44,296	45,656
Goodwill	7,969	7,969
Intangible assets, net	3,035	3,637
Other assets	14,748	11,616
Total assets	$219,146	$375,840

LIABILITIES AND EQUITY
Liabilities:
Accrued expenses and other liabilities	$36,004	$40,986
Payables to managed entities and related parties	173	1,284
Borrowings	44,903	191,383
Deferred tax liabilities	2,046	2,046
Total liabilities	83,126	235,699

Commitments and contingencies

Equity:
Preferred stock, $1.00 par value, 1,000,000 shares authorized; none outstanding	-	-
Common stock, $.01 par value, 49,000,000 shares authorized; 28,154,910 and 27,757,849 shares issued, respectively (including nonvested restricted stock of 762,310 and 552,461, respectively)	274	272
Additional paid-in capital	280,761	277,944
Accumulated deficit	(29,134)	(22,471)
Treasury stock, at cost; 9,131,350 and 9,213,665 shares, respectively	(99,454)	(100,367)
Accumulated other comprehensive loss	(14,491)	(15,560)
Total stockholders’ equity	137,956	139,818
Noncontrolling interests	(1,936)	323
Total equity	136,020	140,141
Total liabilities and equity	$219,146	$375,840

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
REVENUES:
Real estate	$11,162	$5,198	$23,879	$17,261
Commercial finance	5,592	10,476	21,824	38,962
Financial fund management	8,484	6,884	24,357	25,414
	25,238	22,558	70,060	81,637
COSTS AND EXPENSES:
Real estate	5,856	5,821	16,099	17,109
Commercial finance	4,512	5,841	13,818	20,064
Financial fund management	6,471	4,722	15,875	15,532
General and administrative	2,946	3,371	9,146	11,049
Loss (gain) on sale of leases and loans	7,154	(71)	7,705	(390)
Provision for credit losses	1,428	1,048	3,414	5,645
Depreciation and amortization	2,005	1,899	6,593	4,981
	30,372	22,631	72,650	73,990
OPERATING (LOSS) INCOME	(5,134)	(73)	(2,590)	7,647
OTHER (EXPENSE) INCOME:
Total other-than-temporary impairment losses on investment securities	(67)	−	(364)	(7,962)
Portion recognized in other comprehensive loss	−	−	−	−
Net other-than-temporary impairment losses recognized in earnings	(67)	−	(364)	(7,962)
Loss on sale of loans and investment securities, net	(27)	−	(451)	(11,588)
Interest expense	(3,504)	(2,634)	(11,192)	(16,957)
Other income, net	739	981	1,946	3,224
	(2,859)	(1,653)	(10,061)	(33,283)
Loss from continuing operations before taxes	(7,993)	(1,726)	(12,651)	(25,636)
Income tax benefit	(1,404)	(1,613)	(4,805)	(9,219)
Loss from continuing operations	(6,589)	(113)	(7,846)	(16,417)
Loss from discontinued operations, net of tax	(1)	(78)	(3)	(166)
Net loss	(6,590)	(191)	(7,849)	(16,583)
Add: Net loss (income) attributable to noncontrolling interests	1,275	(13)	2,273	1,526
Net loss attributable to common shareholders	$(5,315)	$(204)	$(5,576)	$(15,057)
Basic loss per share attributable to common shareholders:
Continuing operations	$(0.28)	$(0.01)	$(0.29)	$(0.81)
Discontinued operations	−	−	−	(0.01)
Net loss	$(0.28)	$(0.01)	$(0.29)	$(0.82)
Weighted average shares outstanding	19,140	18,567	18,972	18,437
Diluted loss per share attributable to common shareholders:
Continuing operations	$(0.28)	$(0.01)	$(0.29)	$(0.81)
Discontinued operations	−	−	−	(0.01)
Net loss	$(0.28)	$(0.01)	$(0.29)	$(0.82)
Weighted average shares outstanding	19,140	18,567	18,972	18,437
Dividends declared per common share	$0.00	$0.03	$0.06	$0.17
Amounts attributable to common shareholders:
Loss from continuing operations, net of tax	$(5,314)	$(126)	$(5,573)	$(14,891)
Discontinued operations, net of tax	(1)	(78)	(3)	(166)
Net loss	$(5,315)	$(204)	$(5,576)	$(15,057)

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended June 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,849)	$(16,583)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Net other-than-temporary impairment losses recognized in earnings	364	7,962
Depreciation and amortization	10,192	6,567
Provision for credit losses	3,414	5,645
Equity in earnings of unconsolidated entities	(4,098)	(758)
Distributions from unconsolidated entities	3,479	4,549
Loss (gain) on sale of leases and loans	7,705	(390)
Loss on sale of loans and investment securities, net	451	11,588
Gain on resolution of assets	(2,040)	(635)
Deferred income tax benefit	29	(4,348)
Equity-based compensation issued	2,874	3,898
Equity-based compensation received	(1,118)	(98)
Decrease (increase) in commercial finance investments − held for sale	30,959	(32,149)
Changes in operating assets and liabilities	(21,720)	(18,497)
Net cash provided by (used in) operating activities	22,642	(33,249)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(320)	(244)
Payments received on real estate loans and real estate	8,355	10,044
Investments in unconsolidated real estate entities	(1,908)	(3,230)
Return of capital from investments in unconsolidated entities	344	684
Purchase of commercial finance assets − held for investment	−	(41,942)
Payments received on commercial finance assets − held for investment	−	44,607
Purchase of loans and investments	(1,011)	(19,203)
Proceeds from sale of loans and investment securities	2,740	4,561
Principal payments received on loans	−	4,061
Net cash provided by (used in) investing activities	8,200	(662)
CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in borrowings	81,802	350,856
Principal payments on borrowings	(127,889)	(322,424)
Repayment from managed entity on RCC lease portfolio purchase	−	4,500
Dividends paid	(1,087)	(3,020)
Decrease in restricted cash	1,068	9,532
Repurchase of subsidiary stock held by a noncontrolling stockholder	−	(264)
Other	(1,766)	(2,533)
Net cash (used in) provided by financing activities	(47,872)	36,647
CASH FLOWS FROM DISCONTINUED OPERATIONS:
Operating activities	(3)	(6)
Financing activities	−	(159)
Net cash used in discontinued operations	(3)	(165)
(Decrease) increase in cash	(17,033)	2,571
Cash at beginning of year	26,197	14,910
Cash at end of period	$9,164	$17,481

This press release contains supplemental financial information determined by methods other than in accordance with Accounting Principles Generally Accepted in the United States of America (“GAAP”).  Management believes the presentation of this non-GAAP financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the financial results of the Company.  These disclosures should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

SCHEDULE I

RECONCILIATION OF GAAP LOSS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO COMMON SHAREHOLDERS TO ADJUSTED INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO COMMON SHAREHOLDERS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Loss from continuing operations attributable to common shareholders − GAAP	$(5,314)	$(126)	$(5,573)	$(14,891)
Adjustments, net of tax:
Loss on sale of leases	1,619	−	2,314	−
Deferred tax asset	4,250	−	3,038	−
Adjusted income (loss) from continuing operations attributable to common shareholders (1)	$555	$(126)	$(221)	$(14,891)

Adjusted weighted average diluted shares outstanding (2)	19,512	18,567	18,972	18,437

Adjusted income (loss) from continuing operations attributable to common shareholders per common share-diluted	$0.03	$(0.01)	$(0.01)	$(0.81)

(1)
During the three and nine months ended June 30, 2010, in connection with a sale of a leasing portfolio held by the Company’s commercial finance business and losses generated from the Company’s commercial finance business resulting in the elimination of certain state tax benefits, which were recorded as a reduction to the Company’s tax benefit, the Company recorded several significant adjustments that it believes do not directly impact its continuing operations.  For comparability purposes, the Company is presenting adjusted income (loss) from continuing operations attributable to common shareholders because it facilitates the evaluation of the Company’s underlying operating performance without the effect of adjustments that do not directly relate to that performance.  Adjusted income (loss) from continuing operations attributable to common shareholders should not be considered as an alternative to loss from continuing operations attributable to common shareholders (computed in accordance with GAAP).  Instead, adjusted income (loss) from continuing operations attributable to common shareholders should be reviewed in connection with loss from continuing operations attributable to common shareholders in the Company’s consolidated financial statements, to help analyze how the Company’s business is performing.

(2)
Dilutive shares used in the calculation of adjusted income (loss) from continuing operations attributable to common shareholders per common share-diluted includes an additional 372,000 shares for the three months ended June 30, 2010, which were anti-dilutive, and therefore, not used in the calculation of loss from continuing operations attributable to common shareholders per common share-diluted.

SCHEDULE II

RECONCILIATION OF GAAP REVENUES TO ADJUSTED REVENUES AND RECONCILIATION OF GAAP
OPERATING (LOSS) INCOME TO ADJUSTED OPERATING INCOME (LOSS)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenues:
Real estate	$11,162	$5,198	$23,879	$17,261
Commercial finance	5,592	10,476	21,824	38,962
Financial fund management	8,484	6,884	24,357	25,414
Total revenues − GAAP	25,238	22,558	70,060	81,637

Adjustments:
Fair value adjustments (1)	44	(263)	(2,555)	(226)
Adjusted revenues (2)	$25,282	$22,295	$67,505	$81,411

Operating (loss) income − GAAP	$(5,134)	$(73)	$(2,590)	$7,647

Adjustments:
Loss (gain) on sale of leases and loans (3)	7,154	(71)	7,705	(390)
Fair value adjustments (1)	44	(263)	(2,555)	(226)
Adjusted operating income (loss) (2)	$2,064	$(407)	$2,560	$7,031

(1)	Reflects pre-tax fair value adjustments on investments reported under the equity method of accounting.

(2)
The Company’s management views adjusted revenues and adjusted operating income (loss), both non-GAAP measures, as useful and appropriate supplements to GAAP revenues and operating (loss) income since they exclude fair value adjustments related to current credit market conditions and loss (gain) on sale of leases and loans related to our commercial finance business which are not indicative of the Company’s current operating performance.  Because not all companies use the same calculations, this presentation of adjusted revenues and adjusted operating income (loss) income may not be comparable to other, similarly-titled measures of other companies.

(3)	Reflects the pre-tax loss (gain) on sale of leases and loans reported in the Company’s commercial finance business.